Exhibit 10.56

AMENDMENT #[    ] TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made and entered into as of the      day of December 2011, by and between Xerium Technologies, Inc. (the “Company”) and              (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of              (the “Employment Agreement”); and

WHEREAS, the parties desire to amend [further] the Employment Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree that the Employment Agreement shall be amended as follows:

1. Section 6, Compensation on Termination, shall be amended by the addition of a new Section 6(d)(v) which shall read:

“(v) If the Executive’s employment is terminated pursuant to Section 5(d) (By the Company Other than for Cause) or 5(f) (By the Executive for Good Reason) within two (2) years following the start date of a new Chief Executive Officer of the Company who immediately succeeds the Company’s current Chief Executive Officer, Stephen R. Light, then, in addition to the payments and benefits described in Sections 6(d)(i) and 6(d)(ii) above, the Executive shall be entitled to a lump sum payment of an amount equal to one (1) year of the Executive’s then current Base Salary, less any applicable taxes and withholdings. Said payment shall be made as soon as possible following the effective date of the required Employee Release, but, in no event later than two and one-half months following the Executive’s separation from service.

Notwithstanding anything in this Agreement to the contrary, the Employee Release that is required to be executed by the Executive in order to receive payment and benefits under this Section 6 shall be provided by the Company to the Executive within seven (7) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the release which shall not be longer than forty-five (45) days, such that, in all cases, the Employee Release shall be executed and effective within two and one-half months following the Executive’s separation from service.”

2. Except as herein amended, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

XERIUM TECHNOLOGIES, INC.

By:
Name:
Title:

EXECUTIVE:

By:
Name:

2